Exhibit 99.1

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following table presents our summary historical and pro forma financial data and certain other statistical data. The consolidated statement of income data for each of the years in the three-year period ended December 31, 2010 and the consolidated balance sheet data as of December 31, 2010, 2009 and 2008 have been derived from our audited consolidated financial statements. The consolidated statement of income data for the six months ended June 30, 2011 and 2010 and the consolidated balance sheet data as of June 30, 2011 have been derived from our interim unaudited consolidated financial statements. The unaudited pro forma consolidated financial statement of operations data for the twelve month period ended June 30, 2011, which gives effect to the Avis Europe Acquisition, $250 million of senior notes (the “senior notes”) and the other related financing transactions (see “New and/or Increased Financing Agreements”) as if they had occurred on July 1, 2010, and the pro forma consolidated balance sheet as of June 30, 2011, which gives effect to the Avis Europe Acquisition, the senior notes and the other related financing transactions as if they had occurred on June 30, 2011, have been derived from our historical audited and unaudited consolidated financial statements and the audited and unaudited consolidated financial statements of Avis Europe. This pro forma information does not purport to represent what our results of operations or financial position would have been if the Avis Europe Acquisition, the senior notes and the other related financing transactions had occurred as of the dates indicated or what those results will be for future periods and does not include any synergies associated with the acquisition and integration of Avis Europe. Operating results for the six months ended June 30, 2011 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2011.

The unaudited consolidated statement of income data for the last twelve months (“LTM”) ended June 30, 2011 has been derived by adding the unaudited consolidated statement of income for the six months ended June 30, 2011 and the audited consolidated statement of income data for the year ended December 31, 2010, then subtracting the unaudited consolidated statement of income for the six months ended June 30, 2010. The operating statistics for the last twelve months ended June 30, 2011 have been calculated based on actual rental days, actual average fleet size and actual time and mileage per rental day during the period.

The historical consolidated financial data and other statistical data presented below should be read in conjunction with our consolidated financial statements and the related notes thereto and the sections entitled “Management’s discussion and analysis of financial condition and results of operations” set forth in each of the 2010 10-K and the 2011 Second Quarter 10-Q, each of which are incorporated by reference into this offering memorandum. Our consolidated financial information may not be indicative of our future performance.

	Pro forma LTM ended June 30, 2011	LTM ended June 30, 2011	Six months ended June 30,		Year ended December 31,
			2011	2010	2010	2009	2008
	(in millions)
Statement of income data:
Vehicle rental	$5,453	$4,007	$1,952	$1,827	$3,882	$3,906	$4,564
Other	1,596	1,378	694	619	1,303	1,225	1,420

Net revenues	7,049	5,385	2,646	2,446	5,185	5,131	5,984
Expenses
Operating	3,107	2,748	1,383	1,251	2,616	2,636	3,147
Vehicle depreciation and lease charges, net	1,633	1,186	535	636	1,287	1,425	1,697
Selling, general and administrative charges	1,288	617	322	274	569	551	655
Vehicle interest, net	303	286	132	150	304	294	321
Non-vehicle depreciation and amortization	123	88	44	46	90	96	88
Interest expense related to corporate debt, net:
Interest expense	245	183	94	81	170	153	129
Early extinguishment of debt	12	12	—	40	52	—	—
Transaction-related costs	16	48	36	2	14	—	—
Restructuring	8	8	—	3	11	20	28
Impairment	—	—	—	—	—	33	1,262

Total expenses	6,735	5,176	2,546	2,483	5,113	5,208	7,327

Income (loss) before income taxes	314	209	100	(37)	72	(77)	(1,343)
Provision for (benefit from) income taxes	122	84	41	(25)	18	(30)	(219)

Net income (loss)	$192	$125	$59	$(12)	$54	$(47)	$(1,124)

	Pro forma as of June 30, 2011	As of June 30, 2011	As of December 31,
			2010	2009	2008
		(in millions)
Balance sheet data:
Cash and cash equivalents	$275	$645	$911	$482	$258
Restricted cash	11	406	10	10	10
Vehicles, net	10,234	8,185	6,422	5,967	7,164
Vehicle-backed debt	6,864	6,287	4,515	4,374	6,034
Total corporate debt	3,238	2,498	2,502	2,131	1,789

Total debt	$10,102	$8,785	$7,017	$6,505	$7,823
Total stockholder’s equity	332	532	410	222	93
Net corporate debt(a)	2,963	1,458	1,591	1,649	1,531

	Pro forma LTM ended June 30, 2011	LTM ended June 30, 2011	Six months ended June 30,		Year ended December 31,
			2011	2010	2010	2009	2008
Other financial data (in millions):
Adjusted EBITDA, excluding certain items(b)	$718	$548	$274	$136	$410	$243	$169
Gross EBITDA(c)	2,654	2,020	941	922	2,001	1,962	2,187
Capital expenditures	79	55	17	23	61	39	83
Operating statistics(d):
Domestic car rental
Rental days (000s)	73,780	73,780	37,162	34,540	71,158	72,811	92,291
Average fleet size	279,091	279,091	286,753	263,615	267,522	270,223	338,093
Time and mileage revenue per rental day	$41.15	$41.15	$39.94	$40.96	$41.70	$42.22	$39.41
International car rental
Rental days (000s)	41,245	13,393	6,348	5,963	13,008	13,021	14,346
Average fleet size	156,219	52,523	51,348	48,317	51,008	51,109	56,726
Time and mileage revenue per rental day	$42.46	$49.88	$51.10	$46.53	$47.75	$42.36	$43.40
Truck rental
Rental days (000s)	4,256	4,256	2,033	1,799	4,022	3,840	4,129
Average fleet size	26,128	26,128	25,981	26,970	26,623	28,988	29,744
Time and mileage revenue per rental day	$71.06	$71.06	$70.50	$74.89	$73.06	$73.08	$73.66

(a)	We define net corporate debt as total corporate debt less cash and cash equivalents and $395 million of restricted cash in escrow for the Avis Europe Acquisition at June 30, 2011. Avis Budget Group primarily finances its vehicle rental fleet through asset-backed borrowings, while historically a portion of Avis Europe’s vehicle rental fleet has been financed through non-collateralized indebtedness, which accordingly is treated as corporate debt.

(b)	Adjusted EBITDA is presented excluding certain items, which for 2010 excludes the early extinguishment of debt, restructuring and an adverse litigation judgment related to the acquisition of our Budget vehicle rental business in 2002. We define Adjusted EBITDA as income from continuing operations before non-vehicle related depreciation and amortization, any impairment charge, transaction-related costs, non-vehicle related interest and income taxes. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted EBITDA, excluding certain items to net income, is set forth below:

	Pro forma LTM ended June 30, 2011	LTM ended June 30, 2011	Six months ended June 30,		Year ended December 31,
			2011	2010	2010	2009	2008
	(in millions)
Adjusted EBITDA, excluding certain items	$718	$548	$274	$136	$410	$243	$169
Less certain items:
Restructuring charges	8	8	—	3	11	20	28
Litigation costs	—	—	—	1	1	18	5

Adjusted EBITDA	710	540	274	132	398	205	136
Less: Non-vehicle related depreciation and amortization	123	88	44	46	90	96	88
Interest expense related to corporate debt, net:
Interest expense	245	183	94	81	170	153	129
Early extinguishment of debt	12	12	—	40	52	—	—
Transaction-related costs	16	48	36	2	14	—	—
Impairment	—	—	—	—	—	33	1,262

Income (loss) before income taxes	314	209	100	(37)	72	(77)	(1,343)
Less: Provision for (benefit from) income taxes	122	84	41	(25)	18	(30)	(219)

Net income (loss)	$192	$125	$59	$(12)	$54	$(47)	$(1,124)

(c)	Gross EBITDA represents Adjusted EBITDA, excluding certain items, before vehicle depreciation and lease charges, net and vehicle interest, net. A reconciliation of Gross EBITDA to Adjusted EBITDA, excluding certain items is set forth below:

Gross EBITDA	$2,654	$2,020	$941	$922	$2,001	$1,962	$2,187
Less: Vehicle depreciation and lease charges, net	1,633	1,186	535	636	1,287	1,425	1,697
Less: Vehicle interest, net	303	286	132	150	304	294	321

Adjusted EBITDA, excluding certain items	$718	$548	$274	$136	$410	$243	$169

(d)	The car rental operating statistics (rental days and time and mileage revenue per rental day) are all calculated based on the actual usage of the vehicle during a 24-hour period. We believe that this methodology, while conservative, provides our management with the most relevant statistics in order to manage the business. Our calculation may not be comparable to other companies’ calculations of similarly titled statistics.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Basis of presentation

The unaudited pro forma financial information has been compiled from underlying financial statements prepared in accordance with GAAP and IFRS and gives effect to the Avis Europe Acquisition and related transactions.

The following unaudited pro forma condensed consolidated statements of operations for the twelve and six month periods ended December 31, 2010 and June 30, 2011, respectively, give effect to the Avis Europe Acquisition by Avis Budget Group, the senior notes and the other related financing transactions as if they had occurred on January 1, 2010. The following unaudited pro forma condensed consolidated balance sheet information at June 30, 2011 gives effect to the Avis Europe Acquisition by Avis Budget Group, the senior notes and the other related financing transactions as if they had occurred on June 30, 2011. This information has been derived from the audited consolidated financial statements of Avis Budget Group contained in the 2010 10-K and 2011 Second Quarter 10-Q.

The underlying information for Avis Budget Group has been derived from the audited consolidated financial statements of Avis Budget Group contained in the 2010 10-K and from the unaudited condensed consolidated financial statements as of and for the period ended June 30, 2011 contained in the 2011 Second Quarter 10-Q.

The underlying information for Avis Europe has been derived from the audited consolidated financial statements of Avis Europe for the year ended December 31, 2010 and from their unaudited interim financial statements as of and for the six months ended June 30, 2011. This unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the Avis Europe Acquisition, the senior notes and the other related financing transactions been effected on the dates indicated and does not include any synergies associated with the acquisition and integration of Avis Europe. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

The Avis Europe Acquisition by Avis Budget Group will be accounted for as a business combination using the acquisition method of accounting. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this offering memorandum and management assumptions, and will be revised as additional information becomes available. The final purchase price allocation is dependent on, among other things, the finalization of the preliminary asset and liability valuations by our independent appraisal firm. The actual adjustments to our consolidated financial statements upon the closing of the Avis Europe Acquisition, the notes offering and the other related financing transactions will depend on a number of factors, including additional information available and the actual balance of our net assets on the closing date of the transactions. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material. Any final adjustments will change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.

The Avis Europe balances have been translated from Euros to US dollars using average exchange rates applicable during the periods presented for the unaudited pro forma consolidated statement of operations and the period end exchange rate for the unaudited pro forma consolidated balance sheet. The pro forma adjustments in this table have been translated from € to $ using historical exchange rates. The average exchange rates applicable during the periods presented for the unaudited pro forma consolidated statements of operations and the period end exchange rate for the unaudited pro forma consolidated balance sheet are:

		$/€1
June 30, 2011	Average Spot Rate	1.4050
June 30, 2011	Period End Rate	1.4502
December 31, 2010	Average Spot Rate	1.3266
December 31, 2010	Period End Rate	1.3384
June 30, 2010	Average Spot Rate	1.3270

Summary of significant accounting policies

The unaudited pro forma financial statements have been compiled in a manner consistent with the accounting policies adopted by Avis Budget Group. These accounting policies differ in certain respects from those of Avis Europe. The adjustments made to align Avis Europe’s financial information prepared in accordance with IFRS with Avis Budget Group’s GAAP accounting policies are described in the notes.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

For the six months ended June 30, 2011

(in millions of U.S. dollars, except share data and as indicated)

	Avis Budget Group	Avis Europe IFRS (in $)	Pro forma adjustments				Pro forma Avis Budget Group
			Avis Europe U.S. GAAP adjustments and reclassifications	Note	Other adjustments	Note
Revenues
Vehicle rental	$1,952	$686	$—		$—		$2,638
Other	694	265	(150)	(i)	(7)	(a)	802

Net revenues	2,646	951	(150)		(7)		3,440

Expenses
Operating	1,383	602	(424)	(i)(ii)	(6)	(a)	1,555
Vehicle depreciation and lease charges, net	535	—	215	(i)(ii)	—		750
Selling, general and administrative	322	302	42	(iii)(ii)	—		666
Vehicle interest, net	132	—	6	(ii)	4	(b)	142
Non-vehicle related depreciation and amortization	44	—	12	(ii)	5	(c)	61
Interest expense related to corporate debt, net	94	31	(6)	(ii)	3	(b)	122
Transaction-related costs	36	—	—		(32)	(e)	4
Other (income) expense	—	(1)	1	(ii)	—		—

Total expenses	2,546	934	(154)		(26)		3,300

Income before income taxes	100	17	4		19		140
Provision for taxes	41	5	—		7	(d)	53

Net income	$59	$12	$4		$12		$87

Earnings per share
Basic	$0.56						$0.83
Diluted	$0.49						$0.70

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

For the six months ended June 30, 2010

(in millions of U.S. dollars, except share data and as indicated)

	Avis Budget Group	Avis Europe IFRS (in $)	Pro forma adjustments				Pro forma Avis Budget Group
			Avis Europe U.S. GAAP adjustments and reclassifications	Note	Other adjustments	Note
Revenues
Vehicle rental	$1,827	$613	$—		$—		$2,440
Other	619	308	(207)	(i)	(7)	(a)	713

Net revenues	2,446	921	(207)		(7)		3,153

Expenses
Operating	1,251	609	(446)	(i)(ii)	(6)	(a)	1,408
Vehicle depreciation and lease charges, net	636	—	193	(i)(ii)	—		829
Selling, general and administrative	274	280	34	(iii)(ii)	—		588
Vehicle interest, net	150	—	5	(ii)	5	(b)	160
Non-vehicle related depreciation and amortization	46	—	12	(ii)	5	(c)	63
Interest expense related to corporate debt, net:
Interest expense	81	42	(5)	(ii)	(5)	(b)	113
Early extinguishment of debt	40	—	—		—		40
Transaction-related costs	2	—	—		—		2
Restructuring charges	3	—	—		—		3
Other (income) expense	—	—	—		—		—

Total expenses	2,483	931	(207)		(1)		3,206

Loss before income taxes	(37)	(10)	—		(6)		(53)
Benefit from income taxes	25	4	—		3	(d)	32

Net loss	$(12)	$(6)	$—		$(3)		$(21)

Earnings (loss) per share
Basic	$(0.12)						$(0.20)
Diluted	$(0.12)						$(0.20)

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

For the year ended December 31, 2010

(in millions of U.S. dollars, except share data and as indicated)

	Avis Budget Group	Avis Europe IFRS (in $)	Pro forma adjustments				Pro forma Avis Budget Group
			Avis Europe U.S. GAAP adjustments and reclassifications	Note	Other adjustments	Note
Revenues
Vehicle rental	$3,882	$1,373	$—		$—		$5,255
Other	1,303	646	(427)	(i)	(15)	(a)	1,507

Net revenues	5,185	2,019	(427)		(15)		6,762

Expenses
Operating	2,616	1,313	(956)	(i)(ii)	(13)	(a)	2,960
Vehicle depreciation and lease charges, net	1,287	—	425	(i)(ii)	—		1,712
Selling, general and administrative	569	566	75	(ii)(iii)	—		1,210
Vehicle interest, net	304	—	10	(ii)	7	(b)	321
Non-vehicle related depreciation and amortization	90	—	24	(ii)	11	(c)	125
Interest expense related to corporate debt, net:
Interest expense	170	77	(10)	(ii)	(1)	(b)	236
Early extinguishment of debt	52		—		—		52
Transaction-related costs	14	—	—		—		14
Restructuring charges	11	—	—		—		11
Other (income) expense	—	(3)	3	(ii)	—		—

Total expenses	5,113	1,953	(429)		4		6,641

Income before income taxes	72	66	2		(19)		121
Provision for (benefit from) taxes	18	28	—		(9)	(d)	37

Net income	$54	$38	$2		$(10)		$84

Earnings per share
Basic	$0.53						$0.82
Diluted	$0.49						$0.72

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

As of June 30, 2011

(in millions of U.S. dollars, except share data and as indicated)

	Avis Budget Group	Avis Europe IFRS (in $)	Pro forma adjustments				Pro forma Avis Budget Group
			Avis Europe U.S. GAAP adjustments and reclassifications	Note	Other adjustments	Note
Assets
Current assets:
Cash and cash equivalents	$645	$190	$—		$(560)	(f)	$275
Restricted cash	406	—	—		(395)	(f)	11
Receivables	417	1,925	(1,472)	(iv)(v)(vi)	(10)	(h)	860
Deferred income taxes	132	—	—		—		132
Other current assets	306	23	117	(iv)(vi)	(6)	(i)	440

Total other current assets	1,906	2,138	(1,355)		(971)		1,718

Property and equipment, net	405	823	(741)	(vi)	—		487
Deferred income taxes	639	55	—		(79)	(j)	615
Goodwill	76	1	—		322	(g)	399
Other intangibles, net	484	13	—		218	(g)	715
Other non-current assets	275	30	10	(v)	(12)	(k)	303

Total assets exclusive of vehicle programs	3,785	3,060	(2,086)		(522)		4,237

Assets under vehicle programs:
Program cash	76	—	—		—		76
Vehicles, net	8,185	—	2,049	(iv)(vi)	—		10,234
Receivables from vehicle manufacturers and other	79	—	40	(vi)	—		119
Investment in Avis Budget Rental Car Funding (AESOP) LLC—related party	316	—	—		—		316

	8,656	—	2,089		—		10,745

Total assets	$12,441	$3,060	$3		$(522)		$14,982

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$1,006	$1,748	$(445)	(vi)(vii)(viii)	$(34)	(l)(h)	$2,275
Current portion of long-term debt	6	201	—		(154)	(f)	53

Total current liabilities	1,012	1,949	(445)		(188)		2,328

Long-term debt	2,492	470	3	(v)	220	(m)	3,185
Other non-current liabilities	530	206	—		(51)	(n)	685

Total liabilities exclusive of vehicle programs	4,034	2,625	(442)		(19)		6,198

Liabilities under vehicle programs:
Debt	831	—	437	(vi)(viii)	140	(f)	1,408
Debt due to Avis Budget Rental Car Funding (AESOP) LLC—related party	5,456	—	—		—		5,456
Deferred income taxes	1,430	—	—		—		1,430
Other	158	—	—		—		158

	7,875	—	437		140		8,452

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	1	37	—		(37)		1
Additional paid-in capital	8,500	553	—		(553)		8,500
Accumulated deficit	(2,578)	(117)	8		(92)		(2,779)
Accumulated other comprehensive income	148	(31)	—		31		148
Treasury stock, at cost	(5,539)	(8)	—		8		(5,539)
Noncontrolling interest	—	1	—		—		1

Total stockholders’ equity	532	435	8	(vii)	(643)	(o)	332

Total liabilities and stockholders’ equity	$12,441	$3,060	$3		$(522)		$14,982

Notes to Unaudited pro forma condensed consolidated financial statements

I	Notes to Avis Europe U.S. GAAP adjustments and reclassifications
(i)	Reflects the reclassification for treatment of risk vehicle disposition to present consistently with Avis Budget Group’s presentation. Under IFRS, risk vehicles are transferred to inventory once they are no longer being used for rental purposes and are identified as held for sale. Upon sale, Avis Europe includes the proceeds from disposition of risk vehicles in revenues and the related net book value in cost of sales. Any difference between sales proceeds and net book value is then reflected in operating profit. Under GAAP, the Avis Budget Group records the transaction net in depreciation expense with any resulting gain/loss on the sale reflected in depreciation expense.
(ii)	Reflects reclassifications that were made to the statement of operations of Avis Europe so that costs within the expense lines are presented consistently with the Avis Budget Group’s presentation. Interest expense related to Avis Europe’s existing indebtedness is primarily reflected as interest expense related to corporate debt and not vehicle interest generally because such existing indebtedness is not collateralized by assets under vehicle programs.
(iii)	Reflects the elimination of employment taxes on long term incentive program compensation from Avis Europe’s historical statements of operations to present results in accordance with GAAP.
(iv)	Reflects reclassification for treatment of program vehicles to present consistently with Avis Budget Group’s presentation. Under IFRS, vehicles subject to manufacturer repurchase agreements are accounted for as operating leases. The difference between the initial payment and the fair value at inception of the final repurchase price (the obligation of the manufacturer) is considered a deferred charge and is classified as prepaid vehicle operating lease charges within trade and other receivables. This deferred charge is recognized within cost of sales on a straight line basis over the relevant vehicle holding period. At inception of the arrangement, a separate repurchase agreement receivable is recognized within trade and other receivables for the fair value of the final repurchase price. Thereafter this repurchase agreement receivable is recognized at amortized cost with the unwinding of the initial fair value discount also recognized within cost of sales, reflecting the substance of the overall arrangement. Under GAAP, Avis Budget Group recognizes program vehicles on its balance sheet in vehicles, net and records depreciation for the difference between cost and repurchase price on a straight line basis over the relevant vehicle holding period.
(v)	Reflects reclassifications of unamortized debt issuance costs from long-term debt and receivables to other non-current assets.
(vi)	The following reclassifications were made to the balance sheet of Avis Europe at June 30, 2011 so that items below are presented in conformity with Avis Budget Group’s presentation:

Vehicles, net	$741
Property plant equipment, net	(741)
Other prepayments (included in Receivables)	(119)
Other current assets	119
Accounts payable and other current liabilities	(437)
Debt under vehicle programs	437
Receivables	(40)
Receivables from vehicle manufacturers and other	40

(vii)	Reflects reversal of accrued liability for employment taxes on long term incentive plan compensation.
(viii)	Reflects a reclassification of finance lease obligation from other current liabilities to liabilities under vehicle programs.

II	Notes to other adjustments:
(a)	Reflects the elimination of transactions between Avis Budget Group and Avis Europe.
(b)

Reflects adjustments to vehicle interest, net and interest expense related to corporate debt, net for (i) the senior notes and the other related financing transactions, (ii) amortization of capitalized debt issuance costs, (iii) Avis Europe’s historical interest expense on debt to be repaid in connection with the Avis Europe Acquisition and (iv) the elimination of transactions between Avis Budget Group and Avis Europe. The interest rate of the senior notes has not currently been determined. For every 1/8 percent change in the assumed interest rate, there would be a related $0.3 million change in interest expense.
(c)	Reflects incremental amortization expense resulting from the preliminary fair value adjustments and revised useful lives, ranging from 6-25 years, assigned to intangible assets. Any changes to the purchase price allocation to intangible assets will result in changes to amortization expense after the consummation of the Avis Europe Acquisition.
(d)	Reflects the pro forma income tax expense (benefit) applicable to the pro forma adjustments based on the respective jurisdictions to which the pro forma adjustments pertain and the associated applicable statutory tax rates.
(e)	Reflects removal of transaction-related costs related to the Avis Europe Acquisition as if the Avis Europe Acquisition had occurred on January 1, 2010.
(f)	Reflects the estimated sources and use of cash in the Avis Europe Acquisition, the senior notes and other financing transactions assuming they had occurred on June 30, 2011:

Sources:
Term loan due 2016	$20
Interim Loan Agreements	420
Senior notes	250
Liabilities under vehicle programs—Debt	140

Total sources of funds	830

Uses:
Avis Europe equity consideration	1,010
Repayment of Avis Europe existing indebtedness	631
Debt breakage fees	50
Estimated transaction fees and expenses(i)	94

Total uses of funds	1,785

Cash payment out of Avis Budget Group’s cash and restricted cash balances	$955

(i)	Excludes $14 million of estimated transaction fees and expenses which have already been paid.
(g)	Reflects the preliminary estimated excess of purchase price over the fair value of assets acquired and liabilities assumed, based on the following allocation of purchase price:

Equity purchase price(i)	$1,010
Adjusted Avis Europe historical equity(ii)	(428)

Initial excess purchase price over equity	582

Purchase accounting adjustments:
Allocation to other intangibles	(218)
Allocation to unfavorable master franchise agreement	(126)
Allocation to deferred taxes	79
Allocation to unfavorable license agreement liability	5
Goodwill	322

(i)	Preliminary purchase price is based on the number of Avis Europe shares outstanding as of June 30, 2011 of 199.8 million multiplied by the offer price of £3.15 per Avis Europe share (or $5.06 per share based on June 30, 2011 exchange rate of 1.6053).
(ii)	Adjusted to exclude $10 million of Avis Europe historical debt issuance costs and $5 million of Avis Europe transaction related costs.

(h)	Reflects the elimination of license fees receivable and payable between Avis Budget Group and Avis Europe.
(i)	Reflects the reduction of Avis Europe derivative assets, included in Other current assets, upon termination.
(j)	Represents the estimated impact on deferred income taxes resulting from (i) the preliminary pro forma purchase accounting adjustments to identifiable intangible assets, (ii) finance fees that were charged to expense, and (iii) reduction of deferred income taxes related to license fees between Avis Budget Group and Avis Europe.

The adjustment related to preliminary purchase accounting was calculated by applying the applicable statutory tax rates to the estimated book-tax basis differences arising from the estimated allocation of the preliminary purchase accounting adjustments to various tax jurisdictions. This adjustment is preliminary and subject to finalization of our purchase accounting and analysis on a jurisdictional basis, the analysis of its deferred tax position and valuation allowances at the closing of the Avis Europe Acquisition.

(k)	Reflects the net adjustment to other non-current assets as follows (i) the capitalization of estimated financing costs in connection with the indebtedness we will incur in the Avis Europe Acquisition consisting of the new senior secured credit facilities and the senior notes, which will be amortized over the terms of the applicable indebtedness, less (ii) the elimination of Avis Europe’s historical unamortized debt issuance costs and (iii) reduction of non-current portion of Avis Europe’s derivative asset upon termination.
(l)	Reflects the net adjustment to accounts payable and other current liabilities as a result of the Avis Europe Acquisition for repayment of Avis Europe indebtedness, reduction of the current portion of Avis Europe’s interest rate swaps liabilities and elimination of receivable/payable for transactions between Avis Budget Group and Avis Europe.
(m)	Reflects the repayment of Avis Europe’s long-term debt and Avis Budget Group’s incremental borrowings.
(n)	Reflects (i) the reduction of Avis Europe derivative liability included in other non-current liabilities upon termination, (ii) an increase related to the unfavorable license agreement upon preliminary purchase price allocation and (iii) the elimination of long term portion of deferred consideration on Avis Europe’s balance sheet.
(o)	Reflects the net adjustment to our equity accounts for transaction costs charged to expense, net of applicable taxes, elimination of Avis Europe’s historical equity and the write-off of unfavorable master franchise agreement between Avis Budget Group and Avis Europe.

III	One-time expenses:

The pro forma statement of operations data do not reflect the one-time expenses that we will record on or following the closing of the Avis Europe Acquisition. The pro forma financial statements do not reflect any other arrangements that may be entered into at or after closing of the Avis Europe Acquisition. The significant one-time expenses are as follows:

Unfavorable master franchise agreement	$126
Transaction and financing expense	94
Debt breakage fees	50
Unfavorable license agreements	5